EXHIBIT 10.5
Aircraft Travel Card Guidelines
Effective date: May 20, 2007

Requests:
•	ALL requests for use of the Corporate Aircraft Travel Card will be made using the Calpine Corp. Aircraft Travel Card Request Form (“Travel Request Form”).
o	A copy of the form is attached.
o	The appropriate business purpose of the requested trip must be provided in sufficient detail to support the trip request.
o	All passengers must be listed by name, title and company.
o	The requestor will coordinate the specifics of the trip request with the Aircraft Travel Card Coordinator(s).
▪	Primary- Joy Toups, Calpine Corp. (713) 570-4573
▪	Backup- Jean Russillo, Advanced Travel (888) 650-4063
•	The employee requesting the flight must be a direct report of the Chief Executive Officer.
•	Final written approval must be obtained from the Chief Executive Officer or designee before the flight can be scheduled.
•	Non employees flying because of Calpine business are eligible passengers.
o	Professionals and consultants whose travel is reimbursed by Calpine are eligible non employee passengers.
o	Members of the Board of directors are eligible non employee passengers.
•	No passenger, whether an employee or not, is permitted to fly in a non-business related capacity, except for:
o	Charitable causes, emergency family matters (death of a family member, illness, etc.), community service, disaster relief which will be considered on a case by case basis.
•	The EVP Shared Services will review all Travel Request Forms for appropriate traveler designation and coordinate with Tax and SEC Reporting as appropriate.

Aircraft Utilization Guidelines:
•	For flights on aircraft with eight (8) or fewer passenger seats, five (5) passengers are required on any round-trip (belted lavatory seats are not counted).
•	For flights on aircraft with more than eight (8) passenger seats, six (6) passengers are required (belted lavatory seats are not counted).
•	Exceptions to the minimum passenger requirements justification must be included on the Travel Request Form and approved by the Chief Executive Officer before the travel booking process begins.
•	All Calpine policies, procedures and conduct of employees apply to anyone traveling via use of the Aircraft Travel Card.

Aircraft:
•
The Calpine Aircraft Travel Card allows for the use of a wide range of aircraft which will be selected at the time of travel based on the nature and distance of each trip. The aircraft are grouped into three categories including a few examples listed as follows:

Aircraft Travel Card Guidelines
Effective date: May 29, 2007

o	Light – Citation Ultra, Lear 35, Hawker 400XP
o	Mid – Hawker 800XP, Lear 55, Lear 60, Citation VII
o	Heavy – Challenger 600, Gulfstream, Falcon 900

      Aircraft Utilization Cost:
•	The aircraft are further divided into the Preferred and Select groupings with the Preferred being four to ten years old and the Select slightly older.
o	All aircraft are well maintained with the Select aircraft between 20% - 25% less per hour.
o	The hourly rates include basic catering. The Air Travel Coordinators will coordinate any required catering.
o	Travelers are encouraged to use Select aircraft whenever possible.
•	All cost associated with the Aircraft Travel card for a particular trip will be charged to the requesting department.
o	The Travel Request Form will include the estimated cost for each trip leg. The requestor will be required to obtain the equivalent round trip commercial airfare should the trip be booked commercially.
•
Our Aircraft Travel Card vendor will have a Traveler Profile for each direct report to assist in booking through the Aircraft Travel Card Coordinators other non air reservations such as car service or rental cars.